Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (No. 333-    ) of our reports dated July 27, 2018, relating to the financial statements and the effectiveness of internal control over financial reporting, appearing in CytoDyn Inc.’s Annual Report on Form 10-K and 10-K/A for the year ended May 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Warren Averett, LLC

Birmingham, AL

October 22, 2018